Exhibit 5.1
Martin R. Rosenbaum Direct Dial: 612.672.8326 Direct Fax: 612.642.8326 martin.rosenbaum@maslon.com

October 25, 2019

Helix Energy Solutions Group, Inc. 3505 West Sam Houston Parkway North Suite 400 Houston, TX 77043

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Minnesota counsel to Helix Energy Solutions Group, Inc., a Minnesota corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof, under the Securities Act of 1933, as amended (the “Securities Act”).

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

The Registration Statement relates to (a) the proposed issuance and sale from time to time by the Company on a delayed or continuous basis pursuant to Rule 415 of the General Rules and Regulations (“Rule 415”) promulgated under the Securities Act of an indeterminate amount of (i) shares of common stock, no par value (the “Common Stock”) of the Company; (ii) shares of preferred stock, par value $0.01 per share (the “Preferred Stock”) of the Company, which may be convertible into or exchangeable for debt securities or common stock; (iii) the Company’s unsecured debt securities consisting of senior notes, subordinated notes and debentures and/or other unsecured evidences of indebtedness (collectively, the “Debt Securities”), in one or more series, which may be convertible into or exchangeable for preferred stock or common stock; (iv) warrants of the Company to purchase debt securities, preferred stock or common stock (the “Warrants”), which may be convertible into or exchangeable for debt, preferred stock, common stock or other securities; (v) purchase contracts obligating holders, or the Company, as applicable, to purchase common stock, preferred stock, or other Securities (as defined below) of the Company (the “Purchase Contracts”); (vi) purchase units of the Company (the “Purchase Units”), each consisting of a Purchase Contract and other securities or obligations issued by the Company or third parties, or any other securities described in the applicable Prospectus Supplement (as defined below) or any combination of the foregoing; (vii) depositary shares representing whole or fractional shares of preferred stock (the “Depositary Shares”); and (vii) units consisting of any combination of the Common Stock, Preferred Stock, Debt Securities, Warrants, Purchase Contracts or Depositary Shares (the “Units”); and (b) the proposed resale of an indeterminate amount of Common Stock by selling shareholders (the “Secondary Shares”) to be identified in (i) the applicable Prospectus Supplements; (ii) a post-effective amendment to the Registration Statement; or (iii) filings the Company may make with the Commission under the Securities Exchange Act of 1934, as amended, that are incorporated by reference into the Registration Statement . The Common Stock, Preferred Stock, Debt Securities, Warrants, Purchase Contracts, Purchase Units, Depositary Shares and Units are collectively referred to herein as the “Primary Securities” and, together with the Secondary Shares, the “Securities.”

October 25, 2019

We have also participated in the preparation of the Prospectus (the “Prospectus”) contained in the Registration Statement to which this opinion is an exhibit. The Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements (each a “Prospectus Supplement,” collectively the “Prospectus Supplements”) to the Prospectus contained in the Registration Statement, or in a related free writing prospectus.

As the basis for the opinion hereinafter expressed, we have examined and relied upon (i) the Registration Statement, including the Prospectus; (ii) the articles of incorporation and by-laws of the Company; and (iii) originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In connection with rendering the opinions set forth below, we have assumed that:

a.          all information contained in all documents reviewed by us is true and correct;

b.          all signatures on all documents examined by us are genuine;

c.          all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents;

d.          the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective, and such effectiveness shall not have been terminated or rescinded;

e.          a Prospectus Supplement will have been prepared and filed with the Securities and Exchange Commission describing the Securities offered thereby;

f.          all Securities will be offered and sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and the applicable Prospectus Supplement;

g.          a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto;

h.          in the case of shares of Preferred Stock of any series, the Board of Directors of the Company will have taken all necessary corporate action to designate and establish the terms of such series and will have caused a certificate of designation respecting such series to be prepared and filed with the Secretary of State of the State of Minnesota;

October 25, 2019

i.          certificates representing shares of company stock will have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations will have been made in the share register of the Company, in each case in accordance with the provisions of the Company’s charter documents; there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company’s charter documents and not otherwise issued or reserved for issuance; and the purchase price therefor payable to the Company or, if such Preferred Stock is issuable on the conversion, exchange, redemption or exercise of another Primary Security, the consideration payable to the Company for such conversion, exchange, redemption or exercise, will not be less than the lesser of such purchase price or such consideration, as the case may be, or the amount of such purchase price or such consideration, as the case may be, timely determined by the Company’s Board of Directors to constitute the stated capital applicable to such shares, in the case of shares of Preferred Stock; and

j.          any securities issuable upon conversion, exchange or exercise of any Primary Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

We have also assumed that, at or prior to the time of the delivery of any such Security, (i) the Company shall remain validly existing as a corporation in good standing under the laws of the State of Minnesota; and (ii) there shall not have occurred any change in law affecting the validity or enforceability of such Security. We have also assumed that none of the terms of any Primary Security to be established subsequent to the date hereof, nor the issuance and delivery of such Primary Security, nor the compliance by the Company with the terms of such Primary Security will violate any applicable law or public policy or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

Based on the foregoing and on such legal considerations as we deem relevant, we are of the opinion that:

1.          The Company is validly existing as a corporation under the laws of the State of Minnesota, is in good standing under such laws and has the corporate power and authority under such laws to issue the Primary Securities and to execute and deliver, and incur and perform generally its obligations under, purchase, underwriting or similar agreements with respect to, and instrument governing, such Primary Securities and the Secondary Shares.

2.          With respect to the Common Stock, when the necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of such shares of Common Stock proposed to be sold by the Company, and when such shares of Common Stock are issued and delivered in accordance with the applicable purchase, underwriting or similar agreement against payment therefor or upon conversion or exercise of any Primary Security offered under the Registration Statement (the “Offered Security”), in accordance with the terms of such Offered Security or the instrument governing such Offered Security providing for such conversion or exercise as approved by the Board of Directors of the Company, for the consideration approved by the Board of Directors, such shares of Common Stock will be validly issued, fully-paid and non-assessable.

October 25, 2019

3.          With respect to the Preferred Stock, upon designation of the relative rights, preferences and limitations of any series of Preferred Stock by the Board of Directors of the Company and the proper filing with the Secretary of State of the State of Minnesota of a certificate of designation relating to such series of Preferred Stock, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of such series of Preferred Stock proposed to be sold by the Company, and when such shares of Preferred Stock are issued and delivered in accordance with the applicable purchase, underwriting or similar agreement against payment therefor, such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

4.          With respect to the Secondary Shares, the Secondary Shares have been duly authorized and validly issued and are fully paid and nonassessable.

The foregoing opinions are limited to the laws of the State of Minnesota and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

At your request, this opinion is being furnished to you for filing as an exhibit to the Company’s Registration Statement filed on the date hereof. We hereby consent to the statements with respect to us under the heading “Legal Matters” in the Prospectus, which is part of the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission issued thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

MASLON LLP

/s/ Martin R. Rosenbaum

Martin R. Rosenbaum

MRR:tr